AMENDED AND RESTATED EMPLOYMENT AGREEMENT

            THIS AGREEMENT (the "Agreement") is entered into this 21st day of December, 2004, by and between CAPITAL ENTERTAINMENT CORPORATION, (herein called "Company"), located at ___________________. a ________________ corporation, and RICHARD SHORE (herein called "Executive"), who resides at 6626 Colgate Ave, Los Angeles, California 90048.

           WHEREAS, The Company desires to employ the services of Executive as Senior Vice-President, Business Affairs and Operations of the Company; and

           WHEREAS, Executive desires to serve in said capacity for the Company; and

           WHEREAS, this Agreement contains other provisions applicable to the employment of Executive by the Company:

           NOW, THEREFORE, in consideration of the above Recitals and the provisions of this Agreement, Company and Executive agree as follows:

I.           DUTIES

           1.1      Title and Responsibilities. Executive shall serve as Senior Vice-President, Business Affairs and Operations of the Company. Executive's responsibilities and duties shall include operational responsibility for Capital Entertainment Enterprises; primary responsibility for all legal documents; support and development of film projects and film libraries; raising capital and such other managerial responsibilities and executive duties as maybe assigned to him from time to time by the Chief Executive Officer of the Company. In addition, Executive's services hereunder shall include Executive's best efforts to promote the business, name and goodwill of Company, including the seeking and promotion of new business for Company. Executive shall devote his best efforts to the business and interests of the Company and shall faithfully and competently serve the Company.

           1.2      Acceptance. Executive hereby accepts such employment and agrees to devote all his business time and attention for the rendition of Executive's services hereunder.

           1.3      Contrary Agreements. Executive affirms that he us not a party to any agreement(s), such as a non-competition agreement, that would prohibit him from employment with the Company.

II.           COMPENSATION

           2.1      Base Salary. Executive shall be paid a base salary ("Base Salary") by the Company during the Term at the rate of Two Hundred Thousand Dollars ($200,000.00) per year. Executive's Base Salary shall be reviewed at least annually by the Chief Executive Officer. Any increase of the Executive's Base Salary shall be instituted by the Chief Executive Officer or the Board, in their sole discretion.

           2.2      Discretionary Bonus. Executive may receive discretionary bonuses based upon performance criteria and financial and operational results of the Company in the sole discretion of the Chief Executive Officer or the Board.

         2.3     Other Benefits.

                 (i)      Executive shall be entitled to such Executive benefits generally available to the full-time salaried senior executives of the Company, including without limitation, health insurance for the Executive. Executive agrees that no equity compensation is being provided hereunder, whether in the form of stock options or otherwise.

                 (ii)      Company agrees to give Executive during the term hereof, reasonable vacations, the time of taking of which and the duration of which shall be determined by the Executive and Company in consultation with each other, having due regard to the nature of Executive's duties and the extent of the activities of Company at any particular time.

                 (iii)      Company shall pay or reimburse Executive for all reasonable, preapproved travel and entertainment expenses incurred by Executive in connection with his duties on behalf of the Company in accordance with the policies of the Company.

                 (iv)      Company shall indemnify, and advance funds to, the Executive upon the terms and conditions set forth in the Company's Bylaws as currently in effect.

                 (v)      Company shall use best efforts to, in accordance with applicable law, provide Executive with a work visa allowing him to work legally in the United States of America for the Company, provided (i) the Company shall not be required to change its business in the exertion of such efforts and (ii) the total costs to Company to procure such visa do not exceed $5,000 (any cost in excess would be sole responsibility of Executive), and Company may terminate this Agreement for "Cause" if Company is unable to procure such visa.

III.           TERM AND TERMINATION OF EMPLOYMENT

           3.1      Guaranteed Term. The term of Executive's employment with the Company shall be effective as of January 3, 2005 and shall terminate two (2) years thereafter (the "Term"), unless earlier terminated for Cause or without Cause. For purposes of this Agreement. the term "Cause" shall be deemed to exist in the event the Company shall determine in good faith that any of the following has occurred: (A) acts or omissions by the Executive which constitute material misconduct or a knowing violation of a material written policy of the Company or any of its subsidiaries (provided Executive has been provided with a copy of such material written policy), (B) the Executive or any affiliated or related person or entity receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (C) an act of fraud, conversion, misappropriation, or embezzlement by the Executive or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof, (D) a breach by the Executive of any of the provisions of this Agreement which has or would reasonably be expected to have a material adverse effect on the Company, (E) the Executive's material failure or refusal (whether, in either case, intentional, reckless or negligent) to perform his duties under this Agreement, or (G) the Company has failed to procure the visa referred to above after complying with Section 2.4(v). Upon termination of this Agreement for Cause, Company will only be obligated to pay Executive that portion of the unpaid Base Salary and Non-discretionary Bonus earned and accruing to the Executive through the date of termination (‘Accrued Salary and Bonus"). Executive and his beneficiaries. as appropriate, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances.

           3.2      Termination Without Cause. The Company will have the right to terminate Executive at any time without Cause. In the event Executive's services are terminated by Company other than for Cause, death or disability (as defined below) prior to the completion of the Term, Executive will receive the Base Salary and Non-discretionary Bonus for the balance of the Term, payable in equal installments no less frequently than semi-monthly. Executive and his beneficiaries, as appropriate, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances. Executive shall have the duty to mitigate by seeking comparable employment after any such termination.

         3.3      Death or Disability.

                 (i)      The Executive's services hereunder shall terminate upon his death. In the case of the Executive's death, the Company shall pay to the Executive's beneficiaries or estate, as appropriate, after his death, any Accrued Salary and Bonus. Executive and his beneficiaries, as appropriate, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances.

                 (ii)      If a Disability (as defined below) of the Executive occurs during the Term, the Company may give the Executive written notice of its intention to terminate his employment. In such event, the Executive's services with the Company shall terminate on the effective date specified in such notice. In the case of a termination as a result of a Disability, the Company shall pay to the Executive after his termination any Accrued Salary and Bonus. Executive and his beneficiaries. as appropriate, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances. For the purpose of this Agreement, "Disability" shall mean the Executive's inability to perform his duties to the Company on a full-time basis for 90 consecutive days or a total of 120 days in any twelve month period as reasonably determined by the Board of Directors of the Company.

           3.4      Effect of Termination. Notwithstanding the termination of Executive's employment with the Company, irrespective of the reasons for such termination, the Restrictive Covenants contained in Article IV of this Agreement shall remain in full force and effect, together with the Company's right to enforce such Restrictive Covenants and receive damages in the event of a breach of any such Restrictive Covenants.

IV.            RESTRICTIVE COVENANTS

           4.1      Executive's Acknowledgment. Executive agrees that during Executive's employment with the Company that he will not engage in any business enterprise that competes with the current business of the Company.

           4.2      Confidential Information. Executive shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, furnish, make available or disclose to any third party (except in furtherance of the Company's business activities and for the sole benefit of the Company) or use for the benefit of himself or any third party, any Confidential Information. As used in this Agreement, "Confidential Information" shall mean any information relating to the business or affairs of the Company, including, but not limited to, information relating to financial matters, film projects, programs, strategies and information, analyses, profit margins, or other proprietary information used by the Company in connection with its business operations; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Executive.

         4.3      Property of the Company.

                 (i)      All physical property and all notes, memoranda, files, records. writings, documents and other materials of any and every nature, written or electronic, which the Executive shall prepare or receive in the course of his employment with the Company and which relate to or are useful in any manner to the business now or hereafter conducted by the Company or any of its subsidiaries are and shall remain the sole and exclusive property of the Company and its subsidiaries or affiliates, as applicable. The Executive shall not remove from the Company's premises any such physical property, the original or any reproduction of any such materials nor the information contained therein except for the purposes of carrying out his duties to the Company or any of its subsidiaries and all such property (except for any items of personal property not owned by the Company or any of its subsidiaries), materials and information in his possession or under his custody or control upon the termination of his employment shall be immediately turned over to the Company and its subsidiaries, as applicable.

                 (ii)      All inventions, improvements, trade secrets, reports, concepts, pitch materials, film projects, tapes and other ideas and materials developed or invented by the Executive during the period of his employment (including anything that is Confidential Information or any property related thereto or arising therefrom), either solely or in collaboration with others, which relate to the actual or anticipated business of the Company or any of its subsidiaries or affiliates which result from or are suggested by any work the Executive may do for the Company or any of its subsidiaries or affiliates or which result from use of the Company's or any of its subsidiaries' or affiliates premises or property (collectively, the "Developments") shall be the sole and exclusive property the Company and its subsidiaries, as applicable. The Executive assigns and transfers to the Company his entire right and interest in any such Development. and the Executive shall execute and deliver any and all documents and shall do and perform any and all other acts and things necessary or desirable in connection therewith that the Company or any of its subsidiaries may reasonably request. This paragraph does not apply to any inventions which the Executive made prior to his employment by the Company (all of which are listed on a letter to the Company which the Executive has attached hereto, and which is countersigned by the Company).

           4.4      No Solicitation of Employees. The Executive acknowledges and agrees that he has gained and during the time of his employment with the Company, will gain, valuable information about the identity, qualifications and on-going performance of the employees of the Company and its subsidiaries and affiliates. During the Term and for a period of one year thereafter, except pursuant to Executive's duties as an employee of the Company, the Executive shall not directly or indirectly (i) seek to hire or employ any of the Company's or any of its subsidiaries' or affiliates' employees. (ii) solicit or encourage any such employee to seek or accept employment with any other person or entity or (iii) disclose any information, except as required by law, about such employee to any prospective employer.

           4.5      Specific Performance. The Executive and the Company (i) intend that the provisions of Article IV be and become valid and enforceable, (ii) acknowledge and agree that the provisions of this Article are reasonable and necessary to protect the legitimate interests of the Company and its business and (iii) agree that any violation of this Article will result in irreparable injury to the Company and its subsidiaries and affiliates. the exact amount of which will be difficult to ascertain and the remedies at law for which will not be reasonable or adequate compensation to the Company and its subsidiaries or affiliates for such a violation. Accordingly, the Executive agrees that if the Executive violates the provisions of this Article, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief and shall not be required to comply with Section 5.1 regarding arbitration, and instead may seek the relief provided by this paragraph in any court of competent jurisdiction.

           4.6      Effect of Termination. If the Company or Executive should terminate this Agreement for any reason, and regardless of the expiration of the Term of this Agreement or any renewals, then. notwithstanding such termination or expiration, the provisions contained in this Article IV hereof shall remain in full force and effect.

V.            GENERAL PROVISIONS

      5.1 Arbitration of Disputes.

                (i)      Subject to Section 4.5. any controversy, dispute, or claim between the parties to this Agreement, including any claim arising out of, in connection with, or in relation to the formation, interpretation, performance or breach of this Agreement shall be settled exclusively by arbitration before a single arbitrator, in accordance with the procedures and the then most applicable rules of the American Arbitration Association. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Such arbitration shall be administered by the American Arbitration Association. Arbitration shall be the exclusive remedy for determining any such dispute. regardless of its nature. Notwithstanding the foregoing, either party may in an appropriate matter apply to a court for provisional relief, including a temporary restraining order or a preliminary injunction, on the ground that the award to which the applicant may be entitled in arbitration may be rendered ineffectual without provisional relief.

                (ii)      In the event the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list of nine arbitrators drawn by the parties at random from a list of nine persons from the appropriate panel of, and provided by, the American Arbitration Association. If the parties are unable to agree upon an arbitrator from the list so drawn, then the parties shall each strike names alternately from the list, with the first to strike being determined by lot. After each party has used four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

                (iii)      This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above. and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. In the event of a dispute subject to this paragraph the parties shall be entitled to the minimum discovery deemed reasonable in the discretion of the arbitrator. The remedial authority of the arbitrator shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that he or it would be entitled to summary judgment if the matter had been pursued in court litigation. In the event of a conflict between the applicable rules of the American Arbitration Association and these procedures, the provisions of these procedures shall govern.

                (iv)      Any filing or administrative fees shall be home initially by the party requesting arbitration. Arbitration may only be requested in a writing to the other party expressly demanding arbitration pursuant to this Agreement; provided, that no such demand shall become effective until the party making the demand offers in writing to have a face to face meeting with a senior representative from the other party within a 14 day period of the date of delivery of the written demand for the purpose of attempting a resolution of the dispute and such meeting either takes place within such 14 day period or is refused or ignored by the party receiving the demand (it being understood that no party shall have any liability for failing to respond or attend any such meeting). Company and Executive shall each be responsible for 50% of the costs and fees of the arbitration. Notwithstanding the foregoing, the prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party's costs (including but not limited to the arbitrator's compensation), expenses, and attorneys' fees.

                (v)      The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties. If any of the provisions of this Section 5.1, or of this Agreement, are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the arbitration provisions of this Section are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

                (vi)      Unless mutually agreed by the parties otherwise, any arbitration shall take place in Los Angeles, California.

           5.2      Entire Agreement. This Agreement and the Exhibits attached hereto contain the entire agreement and understanding of the parties with respect to Executive's employment by the Company and compensation payable to Executive by the Company and supersedes all prior understandings, agreements and discussions.

           5.3      Amendments. This Agreement may only be amended or modified by a written instrument executed by Executive and the Company.

           5.4      Notices. All notices required to be given hereunder shall be given in writing, by personal delivery or by mail, at the respective addresses of the parties hereto set forth above, or at such other addresses as may be designated in writing by either party in accordance with this paragraph. Notices given by mail shall be deemed given on the date of mailing thereof.

           5.5      Non-Waiver. Failure to enforce at any time any of the provisions of this Agreement shall not be interpreted to be a waiver of such provisions or to affect either the validity of this Agreement or the right of either party thereafter to enforce each and every provision of this Agreement.

           5.6      Separability. If one or more provisions of this Agreement is finally determined to be invalid or unenforceable, such provision will not affect or impair the other provision of this Agreement, all of which will continue to be in effect and will be enforceable, provided however, that any such invalid provisions shall, to the extent possible, be reformed so as to implement insofar as practicable the intentions of the parties.

           5.7      Assignability. This Agreement and the rights and obligations of the parties shall not be transferred or assigned without the written consent of the other party.

           5.8      Law. This Agreement shall be interpreted in accordance with the laws of the State of California.

           5.9      Legal Fees. Each party shall bear its own attorneys' fees and costs

           5.10      Insurance. The Company shall have the right to purchase whatever life, accident, health and other insurance covering Executive for the benefit of Company which Company may, in its sole discretion, desire; and Executive agrees to cooperate in the obtaining of this insurance (including the filling out of whatever forms and the taking of such physical examinations as may be required).

           IN WITNESS THEREOF, the parties have executed this Agreement as of the day and year first above written.

          THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES

Capital Entertainment Corporation ("Company") By: Its: RICHARD SHORE